Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Schedule 13G, dated December 12, 2005 (including amendments thereto) with respect to the common shares of The Cronos Group. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13G.

Date: December 12, 2005	GM INVESTMENT & CO LIMITED
	By:	Arton Consult Limited
	Its:	Director

By:	/s/ Nicholas P. Keeling
Name:	Nicholas P. Keeling
Its:	Director

Date: December 12, 2005	GML LIMITED
	By:	Arton Consult Limited
	Its:	Director

By:	/s/ Nicholas P. Keeling
Name:	Nicholas P. Keeling
Its:	Director